Exhibit 99.1

ECOARK HOLDINGS, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

EcoArk, Inc. and Subsidiaries

Rogers, Arkansas

We have audited the accompanying consolidated balance sheets of EcoArk, Inc. and Subsidiaries (the “Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EcoArk, Inc. and Subsidiaries as of December 31, 2015 and 2014, and the results of its statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained operating losses and needs to obtain additional financing to continue the development of their products. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

New York, NY

March 28, 2016

F-2

ECOARK INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	(Dollars in thousands, except per share data)
	2015	2014
ASSETS
CURRENT ASSETS
Cash	$1,962	$2,220
Accounts receivable, net of allowance	972	884
Inventory, net of reserves	743	903
Prepaid expenses	161	151
Related party receivable	-	100
Other current assets	130	25
Total current assets	3,968	4,283
Property and equipment, net	363	462
Intangible assets, net	852	1,904
Other assets	25	-
Total non-current assets	1,240	2,366
TOTAL ASSETS	$5,208	$6,649

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of long-term debt	$3,175	$3,027
Current portion of long-term debt - related parties	1,329	6,176
Note payable - bank	-	250
Accounts payable	1,074	967
Accrued expenses	503	209
Accrued interest	40	148
Deferred revenue	-	142
Total current liabilities	6,121	10,919

NON-CURRENT LIABILITIES
Long-term debt, net of current portion	-	171
Long-term debt - related parties, net of current portion	-	3,111
Total non-current liabilities	-	3,282
COMMITMENTS AND CONTINGENCIES	-	-
Total liabilities	6,121	14,201

STOCKHOLDERS' EQUITY (DEFICIT) (Numbers of shares rounded to thousands)
Series A General Common Shares - $0.01 par value; 38,000 shares authorized and issued, 34,458 and 24,600 shares outstanding as of December 31, 2015 and 2014, respectively	380	380
Series B Common Shares - $0.01 par value; 10,000 shares authorized, 9,862 shares issued and outstanding as of December 31, 2015 and 2014, respectively	99	99
Series C Common Shares - $0.01 par value; 5,000 shares authorized, 3,475 and 3,350 shares issued and outstanding as of December 31, 2015 and 2014, respectively	35	34
Series D Common Shares - $0.01 par value; 8,000 shares authorized, 7,446 shares issued and outstanding as of December 31, 2015 and 2014, respectively	74	74
Additional paid-in-capital	36,164	21,615
Subscription receivable	(55)	(31)
Accumulated deficit	(36,587)	(26,085)
Treasury stock, at cost, 3,542 and 13,400 Series A General Common Shares as of December 31, 2015 and 2014, respectively	(928)	(3,514)
Total stockholders' equity (deficit) before non-controlling interest	(818)	(7,428)
Non-controlling interest	(95)	(124)
Total stockholders' equity (deficit)	(913)	(7,552)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,208	$6,649

The accompanying notes are an integral part of these consolidated financial statements

F-3

ECOARK INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	(Dollars in thousands, except per share, data)
	2015	2014
REVENUES
Revenue from product sales	$5,167	$4,378
Revenue from services	2,701	1,639
	7,868	6,017
COST OF REVENUES
Cost of product sales	4,960	4,298
Cost of services	1,178	726
	6,138	5,024
GROSS PROFIT	1,730	993
OPERATING EXPENSES:
Salaries and salary related costs, including stock based compensation	3,791	2,836
Professional fees and consulting	3,651	5,311
General and administrative	1,636	1,630
Depreciation and amortization	1,226	1,708
Research and development	1,114	1,053
Total operating expenses	11,418	12,538
Loss from operations	(9,688)	(11,545)

OTHER EXPENSE:
Interest expense, net of interest income	(785)	(1,270)
Loss from continuing operations before provision for income taxes	(10,473)	(12,815)

PROVISION FOR INCOME TAXES	-	-
LOSS FROM CONTINUING OPERATIONS	(10,473)	(12,815)

DISCONTINUED OPERATIONS
Loss from discontinued operations	-	(1,449)
Gain (loss) on disposal of operations	-	-
LOSS FROM DISCONTINUED OPERATIONS	-	(1,449)
NET LOSS	(10,473)	(14,264)
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	29	(129)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(10,502)	$(14,135)

NET LOSS PER SHARE
Basic	$(0.18)	$(0.26)
Diluted	$(0.18)	$(0.26)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE	(Number of shares in thousands)
Basic	58,688	55,150
Diluted	58,789	55,843

The accompanying notes are an integral part of these consolidated financial statements

F-4

ECOARK INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

(Dollar amounts and number of shares in thousands)
	Series A General Common		Series B Common		Series C Common		Series D Common		Additional Paid-In-	Subscription	Accumulated	Treasury	Non-controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Stock	Interest	Total

Balance at January 1, 2014	38,000	$380	9,862	$99	2,000	$20	1,779	$18	$13,381	-	$(11,950)	$(994)	$5	$959

Shares issued for cash, net of expenses	-	-	-	-	-	-	4,667	46	5,128	$(31)	-	-	-	5,143

Shares issued for services rendered	-	-	-	-	1,350	14	1,000	10	2,914	-	-	-	-	2,938

Repurchase of treasury shares	-	-	-	-	-	-	-	-	-	-	-	(3,116)	-	(3,116)

Re-issuance of treasury shares for company formation	-	-	-	-	-	-	-	-	-	-	-	28	-	28

Re-issuance of treasury shares for services rendered	-	-	-	-	-	-	-	-	-	-	-	568	-	568

Stock based compensation - options	-	-	-	-	-	-	-	-	192	-	-	-	-	192

Net loss for the year	-	-	-	-	-	-	-	-	-	-	(14,135)	-	(129)	(14,264)

Balance at December 31, 2014	38,000	380	9,862	99	3,350	34	7,446	74	21,615	(31)	(26,085)	(3,514)	(124)	(7,552)

Re-issuance of treasury shares for cash, net of expenses	-	-	-	-	-	-	-	-	7,301	(55)	-	1,184	-	8,430

Shares issued for services rendered	-	-	-	-	125	1	-	-	174	-	-		-	175

Repurchase of treasury shares for release of guarantee	-	-	-	-	-	-	-	-	393	-	-	(393)	-	-

Collection of subscription receivable	-	-	-	-	-	-	-	-	-	31	-		-	31

Re-issuance of treasury shares for services rendered	-	-	-	-	-	-	-	-	-	-	-	719	-	719

Re-issuance of treasury shares for debt conversion	-	-	-	-	-	-	-	-	6,315	-	-	1,076	-	7,391

Stock based compensation - options	-	-	-	-	-	-	-	-	366	-	-	-	-	366

Net loss for the year	-	-	-	-	-	-	-	-	-	-	(10,502)	-	29	(10,473)

Balance at December 31, 2015	38,000	$380	9,862	$99	3,475	$35	7,446	$74	$36,164	$(55)	$(36,587)	$(928)	$(95)	$(913)

The accompanying notes are an integral part of these consolidated financial statements

F-5

ECOARK INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	(Dollars in thousands)
	2015	2014
Cash flows from operating activities:
Net loss attributable to controlling interest	$(10,502)	$(14,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,226	1,708
Stock-based compensation - options	366	192
Shares of common stock issued for services rendered	175	2,938
Shares of treasury stock re-issued for services rendered, company formation	719	596
Change in non-controlling interest on cash	29	(129)
Changes in assets and liabilities:
Accounts receivable	(88)	(671)
Inventory	160	93
Prepaid expenses	(10)	13
Other assets	(130)	38
Accounts payable	107	123
Accrued expenses	294	103
Accrued interest	125	977
Deferred revenue	(142)	142
Net cash used in operating activities	(7,671)	(8,012)

Cash flows from investing activities:
Purchases of property and equipment	(60)	(197)
Collections (advances) on notes receivable - related party	100	(100)
Acquisition of intangible assets	(15)	-
Net cash provided by (used in) investing activities	25	(297)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net of fees	31	5,143
Re-issuance of treasury shares for cash, net of expenses	8,430	-
Proceeds from the issuances of long-term debt	-	3,000
Repayments of debt	(273)	(26)
Proceeds from the issuances of long-term debt - related parties	1,875	5,259
Repayments of long-term debt - related parties	(2,675)	(3,199)
Net cash provided by financing activities	7,388	10,177
NET INCREASE (DECREASE) IN CASH	(258)	1,868
Cash - beginning of the year	2,220	352
Cash - end of the year	$1,962	$2,220

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$551	$23
Cash paid for income taxes	$-	$1

SUMMARY OF NONCASH ACTIVITIES:
Treasury stock re-purchased for long-term debt related parties	$-	$2,500
Treasury stock re-purchased for release of guarantee	$393	$-
Treasury stock re-purchased for sale of net assets - SA Concepts	$-	$616
Treasury stock re-issued for debt conversion - related parties	$7,391	$-
Accrued interest converted into debt - related parties	$235	$1,400

The accompanying notes are an integral part of these consolidated financial statements

F-6

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Organization

EcoArk Inc. and Subsidiaries is an innovative and growth-oriented company founded in 2011 that develops and deploys intelligent technologies and products in order to meet the demand for sustainable, integrated solutions to contemporary business needs. EcoArk Inc. is a holding company that integrates the business of its subsidiaries (see detail below).

Eco3D, LLC – Eco3D is located in Phoenix, Arizona and provides customers with the latest 3D technologies. Eco3D was formed by the Company in November 2013 and the Company owns 65% of the LLC. The remaining 35% is reflected as non-controlling interests.

Eco360, LLC – Eco360 is located in Bentonville, Arkansas and is engaged in research and development activities. Eco360 was formed in November 2014 by the Company.

SA Concepts, Inc. – SA Concepts was located in Springdale, Arkansas and was organized for social and environmental purposes. SA Concepts was purchased in April 2013 and subsequently sold in November 2014. The results of operations of this entity are reflected as discontinued operations.

Pioneer Products, LLC – Pioneer is located in Bentonville, Arkansas and is involved in the selling of recycled plastic products and other products and is the sales and sourcing arm of the Company and its subsidiaries. Pioneer was purchased by the Company in 2012.

Intelleflex Corporation – Intelleflex is located in San Jose, California and provides a perishable food quality management solution to food retailers and suppliers. Intelleflex was purchased by the Company in September 2013.

Principles of Consolidation

The consolidated financial statements include the accounts of EcoArk, Inc. and its subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company is a holding company and holds one hundred percent of Eco360, Pioneer and Intelleflex. EcoArk owns 65% of Eco3D and the remaining 35% interest is owned by executives of Eco3D.

The Company applies the guidance of Topic 810 “Consolidation” of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except when control does not rest with the parent. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

Noncontrolling Interests

In accordance with ASC 810-10-45, Noncontrolling Interests in Consolidated Financial Statements, the Company classifies noncontrolling interests as a component of equity within the consolidated balance sheets. For the years ended December 31, 2015 and 2014, net income or (loss) attributable to noncontrolling interests of $29 and ($129), respectively, is included in the Company’s net loss.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). It is Management's opinion, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Reclassification

The Company has reclassified certain amounts in the 2014 consolidated financial statements to comply with the 2015 presentation. These changes had no effect on the net loss for 2014.

F-7

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable, obsolete or slow-moving inventory, and determination of the fair value of stock awards issued. Actual results could differ from those estimates.

Cash

Cash consists of cash, demand deposits and money market funds.

Inventory

Inventory is stated at the lower of cost or market. Inventory cost is determined by specific identification on a first in first out basis, and provisions are made to reduce slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from five to ten years.

FASB Codification Topic 360 “Property, Plant and Equipment” (ASC 360), requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The application of ASC 360 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Intangible assets with definite useful lives are stated at cost less accumulated amortization. Intangible assets capitalized as of December 31, 2015 and 2014 represent the valuation of the Company-owned patents and customer lists. These intangible assets are being amortized on a straight-line basis over their estimated average useful lives of thirteen and a half years for the patents and three years for the customer lists. Expenditures on intangible assets through the Company’s filing of patent and trademark protection for Company-owned inventions are expensed as incurred.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record any impairment charges during the years ended December 31, 2015 and 2014.

Advertising Expense

The Company expenses advertising costs, as incurred. Advertising expenses for the years ended December 31, 2015 and 2014 are included in other general and administrative costs.

F-8

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Software Costs

The Company accounts for software development costs in accordance with ASC 985.730, Software Research and Development, and ASC 985-20, Costs of Software to be Sold, Leased or Marketed. ASC 985-20 requires that costs related to the development of the Company’s products be capitalized as an asset when incurred subsequent to the point at which technological feasibility of the enhancement is established. ASC 985-20 specifies that “technological feasibility” can only be established by the completion of a “detailed program design” or if no such design is prepared, upon the completion of a “working model” of the software. The Company’s development process does not include a detailed program design. Management believes that such a design could be produced in the early stages of development but would entail significant wasted expense and delay. Consequently, ASC 985-20 requires that development costs be recorded as an expense until the completion of a “working model”. In the Company’s case, the completion of a working model does not occur until shortly before the time when the software is ready for sale.

Research and Development Costs

Research and development costs are expensed as incurred.

Subsequent Events

Subsequent events were evaluated through the date the consolidated financial statements were issued.

Shipping and Handling Costs

The Company reports shipping and handling revenues and their associated costs in revenue and cost of revenue, respectively. Shipping revenues and costs for the years ended December 31, 2015 and 2014 were nominal and included in cost of product sales.

Revenue Recognition

In regards to product revenue, product revenue primarily consists of the sale of electronic hardware, recycled plastics products, and recycled furniture. These subsidiaries recognize revenue when the following criteria have been met:

Evidence of an arrangement exists. The Company considers a customer purchase order, service agreement, contract, or equivalent document to be evidence of an arrangement.

Delivery has occurred. The Company’s standard transfer terms are free on board (FOB) shipping point. Thus, delivery is considered to have occurred when title and risk of loss have passed to the customer at the time of shipment.

The fee is fixed or determinable. The Company considers the fee to be fixed or determinable if the fee is not subject to refund or adjustment and payment terms are standard, which is generally 30-60 days.

Collection is deemed reasonably assured. Collection is deemed reasonably assured if it is expected that the customer will be able to pay amounts under the arrangement as payments become due. If it is determined that collection is not reasonably assured, then revenue is deferred and recognized upon cash collection.

The Company for its software revenue will recognize revenues in accordance with ASC 985-605, Software Revenue Recognition.

Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. In software arrangements that include more than one element, the Company allocates the total arrangement fee among the elements based on the relative fair value of each of the elements.

License revenue allocated to software products generally is recognized upon delivery of the products or deferred and recognized in future periods to the extent that an arrangement includes one or more elements to be delivered at a future date and for which fair values have not been established. Revenue allocated to maintenance agreements is recognized ratably over the maintenance term and revenue allocated to training and other service elements is recognized as the services are performed. If evidence of fair value does not exist for all elements of a license agreement and post customer support (PCS) is the only undelivered element, then all revenue for the license arrangement is recognized ratably over the term of the agreement as license revenue. If evidence of fair value of all undelivered PCS elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

F-9

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Cost of license revenue primarily includes product, delivery, and royalty costs. Cost of maintenance and service revenue consists primarily of labor costs for engineers performing implementation services, technical support, and training personnel as well as facilities and equipment costs.

The Company enters into arrangements that can include various combinations of software, services, and hardware. Where elements are delivered over different periods of time, and when allowed under U.S. GAAP, revenue is allocated to the respective elements based on their relative selling prices at the inception of the arrangement, and revenue is recognized as each element is delivered. The Company uses a hierarchy to determine the fair value to be used for allocating revenue to elements: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence, and (iii) best estimate of selling price (“ESP”). For software elements, the Company follows the industry specific software guidance which only allows for the use of VSOE in establishing fair value. Generally, VSOE is the price charged when the deliverable is sold separately or the price established by management for a product that is not yet sold if it is probable that the price will not change before introduction into the marketplace.

ESPs are established as best estimates of what the selling prices would be if the deliverables were sold regularly on a stand-alone basis. The process for determining ESPs requires judgment and considers multiple factors that may vary over time depending upon the unique facts and circumstances related to each deliverable.

When the arrangement with a customer includes significant production, modification, or customization of the software, we recognize the related revenue using the percentage-of-completion method in accordance with the accounting guidance and certain production-type contracts contained in ASC 605-35, Construction-Type and Production-Type Contracts.  We use the percentage of completion method provided all of the following conditions exist:

●	the contract includes provisions that clearly specify the enforceable rights regarding goods or services to be provided and received by the parties, the consideration to be exchanged and the manner and terms of settlement;

●	the customer can be expected to satisfy its obligations under the contract;

●	the Company can be expected to perform its contractual obligations; and

●	reliable estimates of progress towards completion can be made.

We measure completion based on achieving milestones detailed in the agreements with the customers. Costs of providing services, including services accounted for in accordance with ASC 605-35, are expensed as incurred.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for returns and doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. Management has determined that the allowance for doubtful accounts at December 31, 2015 and 2014 was $2 and $0, respectively.

Uncertain Tax Positions

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes”. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Stock-Based Compensation

The Company follows ASC 718-10 “Share Based Payments”. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Stock-based compensation expense for all awards granted is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

F-10

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Fair Value of Financial Instruments

ASC 825, "Financial Instruments," requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses, and accounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Recoverability of Long-Lived Assets

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Fair Value Measurements

ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. In 2015 and 2014 the Company and its Chief Operating Decision Makers determined that the Company’s products and services were closely related and therefore included all of the operations in one segment.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

A related party receivable of $100 outstanding at December 31, 2014 was collected in August 2015.

F-11

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Recently Issued Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, “Leases (Topic 842)”. ASU 2016-02 changes the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company is currently in the process of evaluating the impact of the adoption of ASU 2016-02 on its consolidated financial statements.

In February 2015, the FASB issued ASU No. 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of the adoption of ASU 2015-02 on its consolidated financial statements.

In November 2014, the FASB issued ASU No. 2014-17, “Business Combinations – Pushdown Accounting.” The provisions of ASU 2014-17 require management to determining whether and at what threshold an acquiree (acquired entity) can reflect the acquirer’s accounting and reporting basis (pushdown accounting) in its separate financial statements. Since neither unit of this business combination is in the development stage, nor had recognizable revenues during this period the application of push down accounting would not be of significant value to the readers of these consolidated financial statements.  The Company has not elected to apply pushdown accounting in its separate financial statements upon occurrence of this event.

During August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition”, and most industry-specific guidance. ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  The amendments in ASU 2014-09 will be applied using one of two retrospective methods. The effective date will be the first quarter of the fiscal year ending December 31, 2018. The Company has not determined the potential effects on its financial statements.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Going Concern

The Company commenced operations in 2011, and has experienced typical start-up costs and losses from operations resulting in an accumulated deficit of $36,587 since inception. The accumulated deficit as well as recurring losses of $10,502 and $14,135 for the years ended December 31, 2015 and 2014, and the working capital deficit of $2,153 as of December 31, 2015, have resulted in the uncertainty of the Company to continue as a going concern.

These consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

The Company plans to raise additional capital to carry out its business plan and following a reverse merger transaction in March 2016, the Company received $6,725 (see Note 14). The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing, the successful development of the Company’s contemplated plan of operations, ultimately, to profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

F-12

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 2: INVENTORY

Inventory, net of reserves, consisted of the following as of December 31, 2015 and 2014:

	2015	2014
Inventory	$1,363	$1,495
Inventory Reserves	(620)	(592)
Total	$743	$903

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2015 and 2014:

	2015	2014
Furniture and fixtures	$110	$110
Computers and software costs	382	359
Machinery and equipment	476	443
Leasehold improvements	4	5
Total property and equipment	972	917
Accumulated depreciation	(609)	(455)
Property and equipment, net	$363	$462

Depreciation expense for the years ended December 31, 2015 and 2014 was $159 and $312, respectively. There was no impairment on these assets for this two-year period. The Company retired approximately $5 of fully depreciated property and equipment in 2015.

NOTE 4: INTANGIBLE ASSETS

The following is a summary of intangible assets as of December 31, 2015 and 2014:

	2015	2014
Customer lists	$3,980	$3,965
Patents	1,013	1,013
Total intangible assets	4,993	4,978
Accumulated amortization	(4,141)	(3,074)
Intangible assets, net	$852	$1,904

Amortization expense for the years ended December 31, 2015 and 2014 was $1,067 and $1,396, respectively. There was no impairment on these assets for this two-year period.

F-13

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 5: LONG-TERM DEBT – RELATED PARTIES

The following is a summary of long-term debt – related parties as of December 31, 2015 and 2014:

		2015	2014
Promissory notes – shareholders	(a)	$-	$-
Promissory note – related party	(b)	50	412
Promissory note #1 – CEO	(c)	62	227
Promissory note #2 – CEO	(d)	-	2,500
Promissory note #3 – CEO	(e)	1,217	-
Note payable – various	(f)	-	800
Note payable –SA Concepts	(g)	-	74
Note payable – Goldenhawk	(h)	-	3,674
Note payable - other	(i)	-	1,600
Total		1,329	9,287
Less: current portion		(1,329)	(6,176)
Long-term debt – related parties		$-	$3,111

(a)	Note payable to shareholders commencing July 22, 2013 issued at an interest rate of 10% maturing September 22, 2013, secured by the fixed and intangible assets of Intelleflex. The principal balance of $1,100 remained outstanding accruing interest at the rate of 10% through November 16, 2014. On November 16, 2014 these notes along with accrued interest in the amount of $908, as well as principal of $1,174 and accrued interest of $493 (see note (c)) were grouped into new debt with a related company “Goldenhawk” referred to in (h).

(b)	Unsecured note payable to former shareholder bearing interest at 5% per annum, with monthly principal and interest payments beginning in November 2014, maturing in November 2016.

(c)	Note payable to the Company’s Chief Executive Officer (CEO), Randy May. In 2013 and 2014 the note was accruing interest at the rate of 10% through November 16, 2014. On November 16, 2014, the then outstanding principal of $1,174 and the accrued interest of $493 were combined with the outstanding balances of other shareholder notes in the principal amount of $1,100 and accrued interest of $908 (see note (a)) to create a new note with a related company “Goldenhawk” referred to in (h). The new note payable from November 17, 2014 through December 31, 2014 was an unsecured note bearing interest at a rate of 6% per annum, maturing in November 2015. On November 30, 2015, after monthly payments were being made, and additional amounts funded in March 2015 and May 2015 totaling $600, the Company along with the $2,500 (d below), combined these amounts into a new one year promissory note in the amount of $3,197 due November 30, 2016. Payments of $30 were made on this note in the first quarter of 2016.

(d)	Unsecured note payable with the Company’s CEO, bearing interest at 6% per annum. Quarterly interest payments were due commencing February 2015, with the note maturing in November 2015. Note was the result of the value of the 10,000 Class A Common Shares re-acquired on November 16, 2014 from the CEO in an effort to raise capital without further dilution to the current shareholders. See (c) above for details on the extension of this note.

(e)	Note payable with the Company’s CEO commencing November 30, 2015 at an interest rate of 6% per annum (see note c). The beginning principal balance of $3,197 was reduced by $1,980 on December 31, 2015 in exchange for 1,100 shares of Series A General Common Shares that were Treasury Shares owned by the Company. The remaining principal balance matures in November 2016.

(f)	Various related party unsecured notes bearing interest at 10% per annum. Notes were to mature in January 2015, however were extended through August 2015 and fully paid off by August 2015.

F-14

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

(g)	Note payable to SA Concepts upon sale of that Company on November 16, 2014. Original principal amount of $100. Note matured in March 2015 at which time it was paid off and there was no interest charged on this note.

(h)	As noted in (a) and (c) above, this note commenced on November 16, 2014 as the result of the combination of two separate notes and accrued interest on those respective notes. Commencing November 16, 2014, this new note bears interest at the rate of 6% per annum, unsecured, with quarterly interest payments due commencing February 2015 and the note maturing in November 2015. Interest on this note was paid for the first 6 months, then the accrued interest was added to the principal and a new note was entered into on November 18, 2015, for a period of one year. This note along with the balance in the note referenced in (i) was converted to 3,006 shares of Series A General Common Shares that were Treasury Shares owned by the Company on December 31, 2015.

(i)	Unsecured advances from related party Goldenhawk. This note was converted to Series A General Common Shares that were Treasury Shares owned by the Company (see (h)) on December 31, 2015.

Interest expense on the long-term debt – related parties for the years ended December 31, 2015 and 2014 was $466 and $1,236, respectively.

NOTE 6: NOTE PAYABLE - BANK

The Company’s former subsidiary, SA Concepts, had a note payable with a bank that was due November 2014 at 5.5% interest per annum. The note was transferred to the Company upon the sale of SA Concepts. The note was secured by the property of the Company. This note was extended to February 2016 and was paid off in October 2015. The balance of this note at December 31, 2014 was $250.

NOTE 7: LONG-TERM DEBT

The following is a summary of long-term debt as of December 31, 2015 and 2014:

		2015	2014
Note payable – Celtic Bank	(a)	$175	$198
Note payable – B&B Merritt	(b)	3,000	3,000
Total		3,175	3,198
Less: current portion		(3,175)	(3,027)
Long-term debt		$-	$171

(a)	Fifteen year note payable dated July 11, 2007 in the original principal amount of $1,250 with a bank guaranteed by the U.S. Small Business Administration with Pioneer, prior to the acquisition of Pioneer by the Company. Note accrued interest at the Prime Rate plus 2% (Prime rate 3.25% plus 2% for both December 31, 2015 and 2014). This note contained guarantees and first and second perfected security interests in personal property. The note was fully paid in January 2016.

(b)	Note payable bearing interest at the rate of 10% per annum, unsecured, with quarterly interest payments commencing in January 2015, with the note maturing in October 2016. Upon maturity or anytime prior, so long as the Company has not exercised its right to prepay this note, the lender can exercise its option to convert this note to equity in the Company, with 30 day advance written notice, and acquire up to 3,000 unrestricted Class A Common Shares of the Company at $1.00 per share. The principal amount along with any accrued interest thereon, if converted to equity shall be deemed fully paid. As of December 31, 2015, no conversions of this debt have occurred. There was no bifurcation of the conversion option as the conversion is deemed to be conventional in nature.

Interest expense on the long-term debt for the years ended December 31, 2015 and 2014 were $310 and $11, respectively.

F-15

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 8: STOCKHOLDERS’ EQUITY (DEFICIT)

On November 28, 2011, the Company was formed with three series’ of common stock authorizing a total of 50,000 shares as follows:

Series A General Common Shares – 38,000 authorized shares

Series B Common Shares – 10,000 authorized shares

Series C Common Shares – 2, 000 authorized shares

On April 29, 2013, the Certificate of Incorporation was amended to increase the authorized shares to 58,000 shares, designating a Series D Common Shares with an authorized limit of 8,000 shares.

On November 1, 2014, the Certificate of Incorporation was amended a second time to increase the authorized shares to 61,000 shares, increasing the Series C Common Shares authorized from 2,000 shares to 5,000 shares.

Series A General Common Shares (“Series A Stock”) and Treasury Stock

The Series A Stock was incorporated with 38,000 shares authorized with a par value of $0.01.

Each share of Series A Stock represents the right to one (1) vote on all issues presented to shareholders for a vote. Series A shareholders will not have any cumulative voting rights.

Holders of Series A Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Company, after the payment in full of its debts and other liabilities, the remaining Company assets are to be distributed pro rata among the holders of the common stock.

All 38,000 shares of authorized Series A Stock were issued to the founders of the Company at par ($380) for services rendered to the Company in the start-up phase. As of December 31, 2015 and 2014, the 38,000 shares are issued, and there were 34,458 and 24,600 shares outstanding at December 31, 2015 and 2014, respectively.

The 3,542 and 13,400 share difference between issued shares and outstanding shares represent treasury stock. At various times in 2013 through 2014, the Company repurchased shares in various transactions, and re-issued some of these shares in other acquisitions of companies as well as for services rendered. The treasury stock is calculated at cost, and the value of the treasury stock at December 31, 2015 and 2014 are $928 and $3,514, respectively.

Series B Common Shares (“Series B Stock”)

The Series B Stock was incorporated with 10,000 shares authorized with a par value of $0.01.

Every fifty (50) shares of Series B Stock represent the right to one (1) vote on all issues presented to shareholders for a vote. Series B shareholders will not have any cumulative voting rights.

Holders of Series B Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Company, after the payment in full of its debts and other liabilities, the remaining Company assets are to be distributed pro rata among the holders of the common stock.

The Company issued 8,862 shares of Series B Stock in 2012 for $8,342. Of this amount the Company had a subscription receivable in the amount of $885 that was received in 2013. Additionally, in 2013, the Company issued 1,000 shares of Series B Stock for services valued at $800.

As of December 31, 2015 and 2014, the Company has 9,862 shares issued and outstanding.

Series C Common Shares (“Series C Stock”)

The Series C Stock was incorporated with 2,000 shares authorized with a par value of $0.01. On November 1, 2014, the Certificate of Incorporation was amended a second time to increase the authorized shares of the Series C Stock from 2,000 shares to 5,000 shares.

The Series C stockholders will have no voting rights.

F-16

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

Holders of Series C Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Company, after the payment in full of its debts and other liabilities, the remaining Company assets are to be distributed pro rata among the holders of the common stock.

In 2013, the Company issued 2,000 shares of Series C Stock for services rendered valued at $2,500; in 2014, the Company issued 1,350 shares of Series C Stock for services rendered valued at $1,688; and in 2015, the Company issued 125 shares of Series C Stock for services rendered valued at $175.

As of December 31, 2015 and 2014, the Company has 3,475 and 3,350 shares issued and outstanding.

Series D Common Shares (“Series D Stock”)

On April 29, 2013, the Certificate of Incorporation was amended to designate a new class of shares, Series D Stock with authorized shares of 8,000 shares.

The Series D Stock has a par value of $0.01.

Every fifty (50) shares of Series D Stock represent the right to one (1) vote on all issues presented to shareholders for a vote. Series B shareholders will not have any cumulative voting rights.

Holders of Series D Stock shall be entitled to receive a dividend, if, when and as authorized and declared by the Board of Directors, out of assets of the Company legally available therefore.

Upon the voluntary or involuntary dissolution, liquidation or winding up on the affairs of the Company, after the payment in full of its debts and other liabilities, the remaining Company assets are to be distributed pro rata among the holders of the common stock.

The Company issued 1,779 shares of Series D Stock in 2013 for $1,876. Additionally, in 2014, the Company issued 4,667 shares for $5,373 of which $31 is reflected was a subscription receivable and was collected in February 2015, and an additional 1,000 shares of Series D Stock for services valued at $1,250. No Series D Stock was issued in 2015.

As of December 31, 2015 and 2014, the Company has 7,446 shares issued and outstanding.

Series C Stock Options (“Series C Stock Options”)

On February 16, 2013, the Board of Directors approved the EcoArk Inc. 2013 Stock Option Plan (the “Plan”).The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The Plan is expected to contribute to the attainment of these objectives by offering employees, directors and consultants the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company.

Awards under the Plan may only be granted in the form of nonstatutory stock options (“Options”) to purchase the Company's Series C Stock. The Company does not plan to register the Series C Stock under applicable securities laws and certificates evidencing shares of Series C Stock issued upon exercise may contain a legend restricting transfer thereof.

The maximum number of shares to be issued under the Plan is 5,000.

In May 2014, the Company granted 693 thousand Series C Stock Options to various employees and consultants of the Company. The Series C Stock Options have a term of 10 years, and the Series C Stock Options vest over a three-year period as follows: 25% immediately; 25% on the first anniversary date; 25% on the second anniversary date; and 25% on the third anniversary date. During 2015 the Company issued 625 thousand additional Series C Stock Options.

Management valued the Series C Stock Options utilizing the Black-Scholes Method, with the following criteria: stock price - $1.25; exercise price - $1.25; expected term – 10 years; discount rate – 0.25%; and volatility – 100%.

The Company records stock based compensation in accordance with ASC 718, and has recorded stock based compensation of $366 and $192 for the years ended December 31, 2015 and 2014, respectively.

F-17

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 9: ACQUISITIONS

SA Concepts

On June 11, 2013, the Company, entered into a Stock Purchase Agreement (the “SPA”) with Sustainable Aerodynamic (“SA”) Concepts pursuant to which the Company issued from its shares held in Class A Stock 1,500 shares to three individuals valued at $426 to acquire 100% of SA Concepts. The Company sold this entity in November 2014. The acquisition was accounted for as a purchase of a business under ASC 805.

Intelleflex Corporation

On September 19, 2013, the Company acquired Intelleflex Corporation. The acquisition was accounted for as a purchase of a business under ASC 805.

The allocation of the purchase price was as follows

Cash	$782
Inventory	988
Prepaid expenses and other assets	210
Fixed assets	510
Intangible assets	1,013
Accounts payable and other liabilities	(1,010)
Total	$2,492

Cash	$1,300
Retirement of debt	1,192
Total consideration	$2,492

The intangible assets represent acquired patents that were independently valued. The remaining useful life of these patents was 13.5 years as of the date purchased.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases many of its operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. These leases expire at various dates through 2018. Rent expense was approximately $412 and $415 for the years ended December 31, 2015 and 2014. Future minimum lease payments required under the operating leases are as follows: 2016 - $284, 2017 - $96, and 2018 - $68. In March 2016 the Company agreed to lease additional space adjoining its office in Phoenix, Arizona. This will increase the future minimum payments and extend them through 2019.

Settlement

In March 2016 the Company agreed to settle a dispute regarding a contract. The agreement requires the Company to pay $100 to certain parties within 30 days of the agreement. The amount was recorded as an operating expense and included in accrued expenses as of December 31, 2015.

F-18

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 11: DISCONTINUED OPERATIONS

SA Concepts

In November 2014, the Company sold its subsidiary, SA Concepts. In the sale, the Company sold the net assets back to an original shareholder of SA Concepts for his return of 2,000 Class A shares of stock. The value of the treasury stock in this transaction of $616 was equal to the value of the net assets of SA Concepts sold. Therefore, there was no gain or loss attributable to the disposal of this subsidiary. The operations of SA Concepts for the year ended December 31, 2014 are reflected as loss from discontinued operations in the consolidated statements of operations in accordance with ASC 205-50.

The following table sets forth for the year ended December 31, 2014 selected financial data of the Company’s discontinued operations of its SA Concepts subsidiary.

Revenues	$379
Cost of sales	818
Gross (loss)	(439)
Operating and other non-operating expenses	1,010
Loss from discontinued operations	(1,449)
Gain from sale of SA Concepts	-
Loss from discontinued operations	$(1,449)

NOTE 12: PROVISION FOR INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2015 and 2014 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

	As of December 31, 2015	As of December 31, 2014
Deferred tax assets:
Net operating loss before non-deductible items	$(36,028)	$(25,892)
Tax rate	34%	34%
Total deferred tax assets	12,250	8,803
Less: Valuation allowance	(12,250)	(8,803)

Net deferred tax assets	$-	$-

As of December 31, 2015, the Company has a net operating loss carry forward of $36,028 expiring through 2035. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code. The valuation allowance was increased by $3,447 in 2015.

F-19

ECOARK INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS and shares IN THOUSANDS, EXCEPT PER SHARE data)

YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE 13: CONCENTRATIONS

During the years ended December 31, 2015 and 2014, the Company had one major customer comprising 63% and 72% of sales. A major customer is defined as a customer that represents 10% or greater of total sales. Additionally, the Company had two customers as of December 31, 2015 and 2014 with accounts receivable balances of 32% and 54% of the total accounts receivable. The Company does not believe that the risk associated with these customers will have an adverse effect on the business.

The Company maintained cash balances in excess of the FDIC insured limit in both years. The Company does not consider this risk to be material.

NOTE 14: SUBSEQUENT EVENTS

During January 2016 the Company re-issued 100 Class A Treasury Shares. The Company re-issued those shares as it raised an additional $200.

On January 29, 2016, the Company entered into a Merger Agreement with Magnolia Solar Corporation (“MSC”) providing, among other things, for the acquisition of the Company by MSC in a share for share exchange pursuant to which it was contemplated that at the closing the Company shareholders would own approximately 95% of the outstanding shares of MSC. On March 18, 2016, in a special meeting called by MSC, the shareholders of MSC approved proposals necessary to complete the merger. Following the shareholder meeting, the name of MSC was changed to Ecoark Holdings, Inc. (EHI). Further, the Articles of Incorporation were amended to increase the authorized shares of common stock to 100,000 shares, to effect the creation of 5,000 shares of "blank check" preferred stock, and to approve a reverse stock split of the MSC common stock of 1 for 250.

On March 24, 2016, FINRA corporate action announced the reverse split and the name change which became effective in the market on March 28, 2016. Following that, EHI stock will trade under the symbol “EARK.” All actions to close the merger were completed in March 2016.

In conjunction with the merger, MSC offered up to 5,000 thousand units at a price of $4.00 per unit or a maximum of $20,000 in a private placement offering. Each unit consists of one share of MSC (now EHI) common stock (par value $0.001 per share) and a warrant to purchase one share of MSC (now EHI) common stock exercisable on or before December 31, 2018 at a price of $5.00 per share. The units are being offered to an unlimited number of Accredited Investors until the earlier of the date upon which subscriptions for the maximum offering have been received and accepted; March 31, 2016, subject to a 60-day extension at the option of EHI; or the date upon which the offering is terminated by EHI. On March 24, 2016 the Company received proceeds of $6,725 from EHI as a result of subscriptions to the offering.

F-20